UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 10, 2015 (March 4, 2015)

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 690-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of HCC Insurance Holdings, Inc. (the “Company”) adopted the following compensation-related decisions regarding the Company’s named executive officers (i.e., those executive officers for whom disclosure was required in the Company’s 2014 Proxy Statement):

2014 Annual Incentive Awards

The Committee approved the actual amounts to be paid to certain executive officers, including our named executive officers, for annual incentive awards made in 2014 under the Company’s 2008 Flexible Incentive Plan (the “2008 FIP”), as follows:

Named Executive Officer	2014 Annual Incentive Award

Christopher J.B. Williams	$4,500,000
Brad T. Irick	$651,000
William N. Burke	$1,130,000
Craig J. Kelbel	$1,700,000
Michael J. Schell	$850,000

2015 Annual Incentive Award Targets

The Committee designated named executive officers as participants, and established targets and maximums, for annual incentive awards for 2015 under the 2008 FIP, as follows:

Named Executive Officer	2015 Annual Incentive Award Target (% of Base Salary)	2015 Annual Incentive Award Maximum (% of Base Salary)	2015 Annual Incentive Award Maximum (% of Pretax Income)

Christopher J.B. Williams	150%	300%	1.00%
Brad T. Irick	50%	100%	0.25%
William N. Burke	50%	100%	0.50%
Michael J. Schell	50%	100%	0.25%

Target annual incentive awards are generally expressed as a percentage of a named executive officer’s base salary. The actual annual incentive award received by a named executive officer may vary from the award target percentage based (i) 70% upon the Company’s achievement of certain levels of operating return on equity, growth in book value per share (excluding accumulated other comprehensive income) and GAAP combined ratio, and (ii) 30% upon the named executive officer’s achievement of pre-established individual goals. No annual incentive awards will be granted in a given year if the Company’s pretax income for such year is less than 50% of the Company’s pretax income for the preceding year and in no case will a named executive officer receive an actual annual incentive award payment in excess of the designated percentage of the Company’s pretax income.

2015 Annual Equity Awards

The Committee granted named executive officers annual awards of time-vesting and performance-vesting restricted stock under the 2008 FIP, as follows:

	Time-Vesting Restricted Stock Award		Performance-vesting Restricted Stock Award (at Target)
Named Executive Officer	(% of Base Salary)	(# of Shares)	(% of Base Salary)	(# of Shares)

Christopher J.B. Williams	150%	26,892	200%	35,856
Brad T. Irick	40%	4,303	60%	6,454
William N. Burke	40%	7,172	60%	10,757

Michael J. Schell	40%	5,379	60%	8,068

An award of time-vesting restricted stock will vest, assuming continued employment, ratably over a 3-year period beginning on the grant date. Dividends are payable on the time-vesting restricted stock during the vesting period. Between 0% and 200% of the target award of performance-vesting restricted stock will vest, assuming continued employment, on the third anniversary of the grant date based (i) 50% upon the Company’s achievement of specified levels of operating return on equity over a 3-year performance period beginning on January 1, 2015 and (ii) 50% upon the Company’s total shareholder return as compared to the Company’s peer group over the same 3-year performance period. No dividends are payable on the performance-vesting restricted stock prior to vesting.

In addition, the Committee granted an additional, discretionary award of restricted stock under the 2008 FIP to Mr. Williams, as follows:

Named Executive Officer	Time-Vesting Restricted Stock Award		Performance-vesting Restricted Stock Award (at Target)
	(Value)	(# of Shares)	(Value)	(# of Shares)
Christopher J.B. Williams	$500,000	8,964	—	—

The discretionary award of time-vesting stock has the same terms and conditions as the annual awards of time-vesting restricted stock described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  March 10, 2015